As filed with the Securities and Exchange Commission on June 5, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCO, INC.

(Formerly Lotus Capital Corp.)

(Name of small business issuer in its charter)

Nevada	000-51105	11-3644700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong
(Address of Principal Executive Office)

Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong
(Address of Principal Place of Business or Intended Principal Place of Business)
Registrant’s Telephone Number, including area code: 852-2521-0373
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $.001	1,000,000	$3.00	$3,000,000	$321.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion dated __________, 2006

PROSPECTUS

ALCO, INC.

This Prospectus relates to the offer and sale of up to 1,000,000 shares of our common stock at a price of $3.00 per share.  We will offer and sell a total of up to 1,000,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares that must be sold in this offering, and no arrangements to place any of the proceeds of this offering in escrow.  The offering will terminate upon the earlier of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. The shares will not be offered through an underwriter.  Net proceeds from sale of shares will be immediately available to the Company.

There is currently no trading market for our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 6 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus shall not be used before the effective date of the registration statement.

	Price to the Public	Net Proceeds to ALCO, INC. (1) (2)
Per Share	$3.00	$ 3.00

Total Amount (1,000,000 shares)	$3,000,000	$ 3,000,000

 (1) Assumes no commissions will be paid on shares that are sold.  However, we reserve the right to offer the shares through brokers who may receive compensation in the form of commissions or fees which we anticipate would not exceed $300,000 (10% of the proceeds of the offering).

(2) Before expenses of the offering which ALCO estimates will be approximately $40,000.

The date of this Prospectus is ________________, 2006

Table of Contents

SUMMARY

5

THE COMPANY

5

THE OFFERING

5

SUMMARY FINANCIAL INFORMATION

6

RISK FACTORS

6

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

PLAN OF DISTRIBUTION

13

LEGAL PROCEEDINGS

15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

19

DESCRIPTION OF BUSINESS

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

24

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

27

AVAILABLE INFORMATION

28

EXPERTS

28

LEGAL MATTERS

29

EXECUTIVE COMPENSATION

29

FINANCIAL STATEMENTS

29

INDEX TO FINANCIAL STATEMENTS

30

SUMMARY

This summary does not contain all the information that may be important for your consideration in investing these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

ALCO, INC.

Suite 501, Bank of America Tower

12 Harcourt Road, Central

Hong Kong

THE COMPANY

ALCO, Inc. ("we," "us," "our," the "Company" “ALCO”) was incorporated under the laws of the State of Nevada on June 7, 1999 under the name Sea Horse, Inc.  On September 20, 2004, the Company changed its name to Lotus Capital Corp.  On February 13, 2006, the Company changed its name to ALCO, Inc.

We were formed as a "blind pool" or "blank check" company whose business plan was to acquire one or more properties or businesses and to pursue other related activities intended to enhance shareholder value. From the date of incorporation until the closing of the Share Exchange Agreement with AL Marine Holdings, Ltd. (“AL Marine”), our only business activities were organizational activities directed at developing our business plan, raising initial capital and registering under the Securities Exchange Act of 1934.  On December 9, 2005, we completed an Agreement for Share Exchange with AL Marine and the individual shareholders of AL Marine, pursuant to which we acquired all of the issued and outstanding stock of AL Marine in exchange for the issuance of 9,766,480 shares of our common stock.  Upon completion of the closing, AL Marine became our wholly owned subsidiary.

AL Marine was incorporated under the laws of the British Virgin Islands on May 30, 2005 for the purpose of acting as a holding company for interests in several affiliated operating businesses. AL Marine acquired 100% of the outstanding shares of Andrew Liu & Company, a Hong Kong corporation, 85% of the outstanding shares of EduShip Asia, Ltd., a Hong Kong corporation, and 60% of the outstanding shares of Chang An Consultants Limited, a Hong Kong corporation.

All of ALCO’s operations, officers, and directors are now in Hong Kong and China.  All of ALCO’s operations will now be carried on through AL Marine and its subsidiaries in Hong Kong and China.

THE OFFERING

Common Stock Offered by ALCO	ALCO is offering a total of up to 1,000,000 shares at a price of $3.00 per share.

Common Stock Outstanding

We currently have a total of 10,000,000 shares of common stock issued and outstanding.  In the event all shares offered hereby are sold, we will have a total of 11,000,000 shares issued and outstanding following completion of this offering.

No Trading Market	Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are (i) a lack of operating history, (ii) reliance on key personnel who do not have employment contracts, and (iii) all of our officers, directors, and operations of ALCO are in Hong Kong or China.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from ALCO’s financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Quarter ended March 31, 2006	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Operating Statement Data
Revenues	$847,132	$3,005,350	$1,861,114
Operating Expenses	$369,381	$1,754,819	$1,864,473
Net Profit (Loss) from Operations	$477,751	$1,250,531	($3,359)
Balance Sheet Data
Total Assets	$3,544,803	$3,211,697	$1,840,633
Total Current Liabilities	$1,624,091	$1,712,503	$1,308,442
Shareholders Equity	$1,903,863	$1,491,503	$526,202

RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING

RISK FACTORS INHERENT IN AND AFFECTING ALCO’S BUSINESS AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

Risk Relating to ALCO’s Business

ALCO does not control the premiums on which its commissions are based, and volatility or declines in premiums may seriously undermine its profitability.

ALCO derives most of its revenues from commissions and fees for brokerage and consulting services. It does not determine insurance premiums on which commissions are generally based. Premiums are cyclical in nature and may vary widely based on market conditions.

In addition, as insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as ALCO, those insurance carriers may seek to reduce their expenses by reducing the commission rates payable to those insurance agents or brokers. The reduction of these commission rates may significantly undermine ALCO’s profitability.

ALCO is subject to insurance industry regulation worldwide. If it fails to comply with regulatory requirements, it may not be able to conduct its business.

Many of ALCO’s activities are subject to regulatory supervision in virtually all the countries in which it is based or its activities are undertaken. Failure to comply with some of these regulations could lead to disciplinary action, including requiring clients to be compensated for loss, the imposition of penalties and the revocation of ALCO’s authorization to operate. In addition, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, could require operational improvements or modifications at various locations that could result in higher costs or hinder ALCO’s ability to operate its business.

ALCO’s business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of certain actual and potential claims, lawsuits and proceedings.

ALCO is subject to various actual and potential claims, lawsuits and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Because ALCO often assists its clients with matters involving substantial amounts of money, including the placement of insurance coverage and the handling of related claims, errors and omissions claims against ALCO, which allege its potential liability for all or part of the amounts in question may arise. Claimants can seek large damage awards and these claims can involve potentially significant defense costs. ALCO has established provisions against these items that it believes to be adequate in the light of current information and legal advice, and ALCO adjusts such provisions from time to time according to developments.

While most of the errors and omissions claims made against ALCO have, subject to its self-insured deductibles, been covered by its professional indemnity insurance, ALCO’s business, results of operations, financial condition and liquidity may be adversely affected if in the future its insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which it self-insures. ALCO’s ability to obtain professional indemnity insurance in the amounts and with the deductibles it desires in the future may be adversely impacted by general developments in the market for such insurance or its claims experience. In addition, claims, lawsuits and other proceedings may harm ALCO’s reputation or divert management resources away from operating its business.

Competition in the industry is intense.  If ALCO is unable to compete effectively, it may lose market share, and its business may be materially adversely affected.

ALCO faces competition in all fields in which it operates, based on global capability, product breadth, innovation, quality of service and price. Some major international insurance brokers have global risk management services, as well as numerous specialists, regional and local firms. In addition, there are many existing and potential small and middle size broker firms to compete with ALCO. If ALCO is unable to compete effectively against these competitors, it will suffer lower revenue, reduced operating margins and loss of market share.

Competition for business is intense in all of ALCO’s business lines and in every insurance market, and other providers of global risk management services have substantially greater market shares than ALCO has. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business.  Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

The loss of any member of ALCO’s senior management or a significant number of its sub-brokers could negatively affect its financial plans, marketing and other objectives.

The loss of or failure to attract key personnel could significantly impede ALCO’s financial plans, growth, marketing and other objectives. ALCO’s success depends to a substantial extent not only on the ability and experience of its senior management, particularly Andrew Liu and John Liu, but also on the individual brokers and teams that service its clients and maintain client relationships. The insurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and ALCO has lost key individuals and teams to competitors in the past. ALCO believes that its future success will depend in large part on its ability to attract and retain additional highly skilled and qualified personnel and to expand, train and manage its employee base. ALCO may not continue to be successful in doing so, because the competition for qualified personnel in its industry is intense.

ALCO’s significant non-US operations, particularly those in the Hong Kong and China, expose it to exchange rate fluctuations and various risks that could impact its business.

A significant portion of ALCO’s operations is conducted in Hong Kong and China. Accordingly, ALCO is subject to legal, economic and market risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates, imposition of limitations on conversion of foreign currencies into Hong Kong dollars or dollars or remittance of dividends and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, imposition or increase of investment and other restrictions by foreign governments, and the requirement of complying with a wide variety of foreign laws.

ALCO reports its operating results and financial condition in US dollars. Its Hong Kong operations earn revenue and incur expenses primarily in Hong Kong dollars. Outside of Hong Kong, ALCO predominantly generates revenue and expenses in the local currency

International operations subject ALCO to other significant risks

ALCO’s international operations expose it to a wide variety of other risks including increased credit risks and other insurance rule restrictions.

China has traditionally been a closed market with strict political controls. As China shifts to a market economy, growing economic and social freedoms may conflict with the more restrictive political and governmental policies. In addition, democratic countries throughout the world have, from time to time, attempted to use economic and other sanctions to achieve political or social change in other countries. In addition, the Chinese government has continuously failed to recognize the independence of Taiwan and, from time to time, has threatened military action in the region when Taiwanese independence has been asserted. Each of these factors could result in economic sanctions, economic instability, the disruption of trading and war within China and the Asia-Pacific Rim, any of which could result in ALCO’s inability to conduct business operations in China. Because a substantial majority of ALCO’s customers is currently within China, the disruption of distribution channels into China would have a material and adverse consequence to it.

Further risks relating to international operations include, but are not restricted to, unexpected changes in legal and regulatory requirements, changes in exchange rates and other barriers, political and economic instability, possible effects of war and acts of terrorism, difficulties in accounts receivable collection, difficulties in managing representatives, difficulties in staffing and managing international operations, difficulties in protecting the Company’s intellectual property overseas, seasonality of income and potentially adverse tax consequences. Any of these factors could materially and adversely affect ALCO’s income and profit.

Risk Relating to ALCO’s Common Stock

ALCO has the right to terminate this offering at any time, even if only a limited number of shares have been sold.

ALCO has the right, in its sole discretion, to terminate or discontinue this offering at any time, and it could elect to terminate or discontinue it at a time when only a limited number of shares have been sold.  Early termination would limit the proceeds ALCO receives from the offering which, in turn, is likely to limit its ability to significantly expand its operations.  In addition, early termination of the offering would make it more difficult to establish a viable market for ALCO’s shares because of the limited number of shares available for trading in the public market.  In that event, any public market that is established is likely to have limited trading activity resulting in limited liquidity for ALCO’s shareholders.

Resale of ALCO’s shares may be difficult because there is no current market for its shares and it is possible that no market will develop. This may reduce or limit the potential value of ALCO’s shares.

There is no current public market for ALCO’s shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of ALCO’s shares.

The offering price for ALCO’s shares was arbitrarily determined, and the price may have no relation to any recognized criteria of value.

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Persons who purchase shares in this offering will suffer an immediate substantial dilution in the value of their shares.

ALCO’s officers, directors and other current shareholders have acquired their interests in ALCO at a cost substantially less than that which purchasers in this offering will pay for their stock. Assuming all shares offered hereby are sold, of which there can be no assurance, ALCO will have a total of 11,000,000 shares issued and outstanding, having an estimated net tangible book value of $0.45 per share.   Therefore, it is estimated that purchasers in this offering will suffer an immediate dilution of approximately $2.55 per share, which represents approximately 85% of the offering price of $3.00 per share.   In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares offered hereby is sold.  In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares ALCO is offering hereby is sold.

If a trading market develops for ALCO’s common stock, it is likely to be subject to the "Penny Stock" rules of the SEC.  The application of such rules would make transactions in ALCO’s stock cumbersome and may reduce the value of an investment in ALCO’s stock.

There is no current trading market for the Shares, and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for ALCO’s stock as long as it is subject to the penny stock rules. In addition, holders of ALCO’s shares may have difficulty selling those shares because ALCO’s common stock will probably be subject to the penny stock rules.

ALCO’s management controls sufficient shares of its common stock to exercise significant influence over shareholder decisions. There is no assurance that the interests of ALCO’s management will not conflict with the interests of the other shareholders in the future.

ALCO’s management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the Board of Directors and to approve or prevent ALCO from taking significant corporate actions requiring director and shareholder approval.  ALCO’s executive officers, directors and affiliates currently beneficially own, in the aggregate, approximately 87.58% of its outstanding common stock. Following this offering, assuming it is fully subscribed, ALCO’s executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 79.61% of its outstanding common stock.  If the offering is not fully subscribed, the percentage ownership of shares by ALCO’s executive officers, directors and their affiliates will be greater than 79.61%. The share control owned by management could prevent ALCO from entering into transactions that could be beneficial to other shareholders because the interests of management could conflict with the interests of other shareholders.

USE OF PROCEEDS

If ALCO sells the maximum of 1,000,000 shares it is offering, it will receive proceeds of $3,000,000 before deduction of costs associated with this offering. The following table provides information regarding ALCO’s intended allocation of the net proceeds of this offering assuming various percentages of the total shares it is offering are sold and also assuming it does not pay broker/dealer commissions to sell the shares

USE OF PROCEEDS

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Total Proceeds Before Deduction of Expenses	$3,000,000	$2,250,000	$1,500,000	$750,000	$300,000

Offering Expenses	40,000	40,000	40,000	40,000	40,000

Total Proceeds Available After Expenses of Offering	2,960,000	2,210,000	1,460,000	710,000	260,000

Administrative Expenses	740,000 (25%)	552,500 (25%)	365,000 (25%)	177,500 (25%)	65,000 (25%)

Business Expansion (1)	1,628,000 (55%)	1,215,500 (55%)	803,000 (55%)	390,500 (55%)	143,000 (55%)

Working Capital	592,000 (20%)	442,000 (20%)	292,000 (20%)	142,000 (20%)	52,000 (20%)

Total	2,960,000	2,210,000	1,460,000	710,000	260,000

(1)

The funds allocated to Business Expansions are primarily intended to be used to expand our operations in China.  This includes the formation of branch offices in other cities in China.  We believe that this will greatly enhance the level of service that we provide to our customers in China and further expand our market share in the marine insurance business.

The principal purpose of this offering is to fund the expansion of our operations and the acquisition of equipment and other assets which will improve our efficiency and cost competitiveness.  None of the proceeds of the offering will be used to pay salaries or other compensation to members of our management.  Funds allocated to administrative expenses are intended to be used for payment of increased staff-related expenses resulting from an increase in the number of employees.  Funds allocated to working capital are intended to be used to pay short-term accounts payable which are expected to increase as a result of expansion of our business, including payments to sub-broker whose services are directly related to our business.  The information above represents our best estimate of our intended allocation of the proceeds from this offering. However, the specified use of proceeds is based on our estimates, and actual expenses in one or more categories could vary from the budgeted amount(s).   Therefore, we reserve the right to change the use of proceeds as necessary to allow us to pay actual costs incurred.  In the event we incur brokerage commissions as a result of engaging brokers to assist in the sale of our shares, we intend to use funds otherwise allocated to working capital to pay such commissions.  The maximum amount which may be used to pay brokerage commissions is 10% of the gross offering proceeds.  Therefore, at each offering level, the amount shown in the table as being allocated to working capital could be reduced by as much as 10% of the gross offering proceeds at that level.

DETERMINATION OF OFFERING PRICE

The offering price of $3.00 per share for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

ALCO’s officers, directors and other current shareholders have acquired their shares of our common stock at a cost substantially less than $3.00 per share.  As a result, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current shareholders will realize an increase in the net tangible book value of their shares.  The following table illustrates this per share dilution as of March 31, 2006, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares.   The amount of dilution will vary depending on how many of the shares offered by the Company are sold.  See the following table:

DILUTION TABLE
	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	3.00	3.00	3.00	3.00	3.00

Net Tangible Book Value Per Share Before Offering	0.19	0.19	0.19	0.19	0.19

Net Tangible Book Value Per Share After Offering	0.45	0.39	0.32	0.26	0.22

Dilution of Net Tangible Book Value to New Investors	2.55	2.61	2.68	2.74	2.78

Increase in Net Tangible Book Value to Existing Shareholders	0.26	0.20	0.13	0.07	0.03

PLAN OF DISTRIBUTION

This Prospectus relates to shares ALCO is offering for sale on a “self-underwritten” basis.  ALCO is offering a total of up to 1,000,000 shares for sale on a “self-underwritten” basis directly through its executive officers and directors named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This portion of the offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or (iii) the date on which ALCO elects to terminate this offering.  ALCO may elect to terminate this offering early in the event it has difficulty selling the shares, in the event it elects to withdraw the registration statement and thereafter seek to raise capital through a private placement offering, in the event it determines that it has raised sufficient capital, or for other business reasons.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. ALCO will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of ALCO.  ALCO may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees.  ALCO anticipates that it may seek to enter into agreements with various brokers and sales agents to assist it in identifying and contacting potential investors. Under these agreements, ALCO anticipates that it would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or those ALCO sells to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that ALCO reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event ALCO enters into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, ALCO will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. ALCO intends to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with their selling efforts in the offering, the officers will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer who participate in an offering of the issuer’s securities. None of the officers are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The officers will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in ALCO’s securities. None of the officers are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, the officers will continue to primarily perform substantial duties for ALCO or on ALCO’s behalf other than in connection with transactions in securities. None of the officers will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).  In conjunction with this offering, the officers and directors of the Company intend to limit their participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

Following acceptance of subscriptions, all funds will be immediately available to ALCO and subscribers will have no right to the return of their funds in the event less than the maximum number of shares offered hereby is sold.

ALCO’s officers, directors, existing stockholders and affiliates may purchase shares in this offering, and there is no limit to the number of shares they may purchase.

LEGAL PROCEEDINGS

ALCO is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of ALCO’s directors, officers or affiliates, and no owner of record or owner of more than five percent (5%) of its securities, or any associate of any such directors, officer or security holder is a party adverse to ALCO or has a material interest adverse to it in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving ALCO are as follows:

Name	Age	Position	Director/Officer Since
Andrew Liu Fu Kang	44	President and Chairman of the Board	2005
John Liu Shou Kang	45	Director	2005
Yip Kam Ming	36	Chief Financial Officer, Secretary	2005

Biographical Information

Mr. Andrew Liu Fu Kang, is the founder and Chairman of AL Marine and is the  Chairman and President of the Company.  He is responsible for the overall management,

development, and strategic planning of AL Marine.  He also oversees certain key client accounts and is frequently consulted on insurance claims of a more complex nature.  Before establishing AL Marine, he worked for Richard Hogg International Adjusters in London and Stevens Elmslie & Co. in Hong Kong for a total of 6 years handling all aspects of shipowners’ rights under the hull policy and vis-à-vis third parties, such as salvage, legal defense work and arbitrations.  He was awarded an honors degree in Naval Architecture & Shipbuilding from the University of Newcastle Upon Tyne, U.K, a Master’s degree in Marine Law from Cardiff University, U.K and a Diploma in International Trade Law from the City of London Polytechnic.  He passed the Common Professional Exams in Law from Manchester Polytechnic.  He is a member of the Chartered Insurance Institute and the Chartered Institute of Shipbrokers.  He is the brother of John Liu Shou Kang.

Mr. John Liu Shou Kang is a Director of AL Marine and is a Director and Vice President of the Company.  He is responsible for the overall management of AL Marine, in particular, human resources and operational activities.  Prior to joining AL Marine’s predecessor company in 1990, he worked in Sembawang Shipyard, Singapore for 2 years and was in charge of the supervision of all aspects of ship repairs including, design, conversion and costing.  He later worked in Sembawang Shipping Co., Singapore for another 4 years as manager in charge of operations including charter parties, litigation and Hull and P&I claims.  He was awarded an honors degree in Naval Architecture & Shipbuilding from the University of Newcastle Upon Tyne, U.K and a Masters degree in International Shipping from Plymouth University, U.K.  He is the brother of Andrew Liu Fu Kang.

Mr. Yip Kam Ming is the Financial Controller of AL Marine and is the Chief Financial Officer and Secretary of the Company.  He started his career in the accounting and audit industry in 1989.  In 1993, he worked as a management accountant for Guangdong Investment Limited, a Hong Kong listed company. He assumed the responsibility of performing financial statement analysis and preparing management reports, as well as engaging in merger & acquisition and due diligence projects. In 1996, he was transferred to Guangdong Tannery Limited, a subsidiary of Guangdong Investment, a Hong Kong Listed company that manufactures raw leather and retails leather products. He also worked as the Financial Controller and his responsibility was to manage the group’s finance. He was also involved in the company’s initial public offering and other merger and acquisition projects. In 2002, he began working for Intac International Holdings Limited (Intac), a US Nasdaq listed company, as a financial controller, where he oversaw the preparation of consolidation accounts and setup accounting procedures. He became the group financial controller of Intac in 2004.  In 2005, he became the group financial controller of AL Marine. He is a fellow member of the Association of Chartered Certified Accountants and a member of Hong Kong Institute of Certified Public Accountants. He was awarded a degree from the Curtin University of Technology and has a Masters degree in Corporate Finance from the Hong Kong Polytechnic University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the stock ownership of each executive officer of ALCO, of all the executive officers and directors of ALCO as a group, and of each person known by ALCO to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of ALCO, except as may be otherwise noted.

Name	No. of shares	Percent of Class

Andrew Liu, President and Chairman (1) Flat 3, 24/F., Blk A, Viking Garden, 42 Hing Fat Street, Hong Kong	6,203,668	62.04%

John Liu, Director (1) Flat 24, 12/F., 2 Mansfield Road, The Peak, Hong Kong	2,553,935	25.54%

Yip Kam Ming, Chief Financial Officer, Secretary (1) Flat 9C, Orchid Court, New Town Plaza III, Shatin, N.T., Hong Kong	0	0%

All Officers and Directors as a group (3 in number)	8,757,603	87.58%

(1) The person named is an officer, director, or both.

DESCRIPTION OF SECURITIES

Common Stock

The capitalization of ALCO consists of 50,000,000 authorized shares of $0.01 par value common stock, of which 10,000,000 shares are issued and outstanding, and 5,000,000 authorized shares of $0.01 par value preferred stock, of which no shares are issued and outstanding.

As of the date of this filing, there are no outstanding options, warrants, or other securities.

Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights.  All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of ALCO’s Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Voting Rights

Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. In the election of Directors, a plurality of the votes cast shall elect. In all other matters, the action shall be approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Section 78.751 of the Nevada Revised Statutes, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, ALCO has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer, director, promoter, or affiliate of ALCO has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by ALCO through security holdings, contracts, options, or otherwise.

DESCRIPTION OF BUSINESS

BACKGROUND

ALCO

ALCO was incorporated under the laws of the State of Nevada on June 7, 1999 under the name Sea Horse, Inc. On September 20, 2004, ALCO changed its name to Lotus Capital Corp.  On February 13, 2006, ALCO changed its name to ALCO, Inc.

ALCO was formed as a "blind pool" or "blank check" company whose business plan was to acquire one or more properties or businesses and to pursue other related activities intended to enhance shareholder value.

From the date of its incorporation until the closing of the Share Exchange Agreement, ALCO’s only business activities were organizational activities directed at developing its business plan, raising its initial capital and registering under the Securities Exchange Act of 1934. On November 22, 2005, ALCO entered into an Agreement for Share Exchange with AL Marine and the individual shareholders of AL Marine pursuant to which it agreed to acquire all of the issued and outstanding stock of AL Marine in exchange for the issuance of 9,766,480 shares of ALCO’s common stock.  The closing under the Agreement for Share Exchange was completed on December 9, 2005, and upon completion of the closing, AL Marine became a wholly-owned subsidiary of ALCO.

AL Marine

AL Marine was incorporated under the laws of the British Virgin Islands on May 30, 2005 for the sole purpose of acting as a holding company for interests in several affiliated operating businesses.  On July 15, 2005, AL Marine acquired 100% of the outstanding shares of Andrew Liu & Company, a Hong Kong corporation, 85% of the outstanding shares of EduShip Asia, Ltd., a Hong Kong corporation, and 60% of the outstanding shares of Chang An Consultants Limited, a Hong Kong corporation.    The business of ALCO will now be carried on through AL Marine and its subsidiaries.

PRINCIPAL PRODUCTS AND SERVICES

Andrew Liu & Company

AL Marine is principally engaged in the marine insurance brokerage business though its wholly owned subsidiary, Andrew Liu & Company (“ALC”), which was formed in 1988 as an insurance brokerage firm specializing in marine hull protection and indemnity insurance.  ALC began operations in Hong Kong and moved into China in 1991.  ALC became a member of the Confederation of Insurance Brokers in Hong Kong, the professional body in charge of self-regulation of the industry, in 1993.  ALC expanded its operations in South Korea in 1995.

Insurance brokers represent the insured in negotiating and placing insurance coverage with insurers, as well as handling claims when they occur.  Insurance brokers generate revenue from commissions and fees on insurance premiums and earn interest on premiums held before remittance to the insurers.  Brokers do not offer the policies but only find policies for clients.

ALC works in placing insurance coverage with both hull and machinery coverage (H&M) providers and protection and indemnity coverage (P&I) providers.  H&M covers the physical loss of or damage to the vessel arising from accidents, while P&I covers liabilities, losses, expenses and costs incurred in relation to injury or death on board.  Business from China-based clients accounts for 95% of the business of Andrew Liu & Company, Ltd.

While ALC deals directly with most of its clients, it also engages two sub-brokers in China.  Marisk Limited is an exclusive sub-broker in Shandong province and Jiangsu Oriental Navigators Insurance Brokers is the other sub-broker.  The percentage of business of ALC generated by the two sub-brokers are 11.11% and 0.81%, respectively.

 Strike Club

In 2002, the Strike Club appointed ALC as its exclusive representative in China.  The Strike Club covers vessels’ loss of work resulting from delay due to strikes or other circumstances that are outside the control of the operator.  While such covers may not generally be regarded as essential as H&M and P&I covers, they are gaining popularity in China.  As the exclusive representative of the Strike Club in China, ALC is the only channel through which any shipowner, charterer or insurance broker in China may place insurances with the Strike Club.  For each policy placed through it, ALC takes 20% of the premium as its commission.

EduShipAsia, Ltd.

AL Marine owns 85% of EduShipAsia Ltd.  In 2004, EduShipAsia Ltd. was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) ("ICS") to set up ICS's first distant learning center in Shanghai, China.  ICS is an internationally recognized professional body representing shipbrokers, managers, and agents throughout the world.  ICS has approximately 3,500 members in over 60 countries.

As the Chinese shipping industry continues to grow and further integrates with the global market, an increasing demand for shipping professionals of high standards with globally recognized qualifications is expected.  Many students from China now travel overseas to attain higher educational qualifications.  The job market in China is competitive for new graduates and being certified by ICS is seen as an advantage.

As the exclusive agent of ICS in China, ALCO plans to provide delivery of courses in accordance with the syllabus of ICS, promotion of membership in ICS, and management of the examination center.  ICS is the only internationally recognized professional and vocational qualification in the shipping industry.

Further, providing educational services will provide ALCO with name recognition among students who will become involved in the marine business.

EduShip Asia Ltd. has limited assets and its operations to date have not been significant.

CSC Group

AL Marine owns 60% of Chang An Consultants Ltd. (“Chang”) which participates in a joint venture with China's 3rd largest state-owned shipping group, the China Chanjiang Shipping Corporation (the "CSC Group").  Chang, which was incorporated in Hong Kong in March 1999, acts as an in-house insurance brokerage firm and general consultant for the CSC Group.  Chang  looks for business opportunities for the CSC Group and uses the CSC Group’s connections in China to create business opportunities for other foreign shipping interests.

The CSC Group owns a substantial and growing fleet of ships, advertising space, and seafarers’ schools in China.  The CSC Group has a large share of the market in logistics, cruising, shipbuilding and other related businesses along the Changjang region in China and has  expanded its businesses all over the country.  The CSC Group’s other business activities include shipbuilding, crane manufacturing, cruising, advertising, and seafarers’ training.

DESCRIPTION OF INDUSTRY

Marine Insurance Brokerage

Marine insurance is a mature industry, which is diverse in terms of types of coverage and insurers.  These different options are intended to suit the risk profile and requirements of different types of vessels, voyages, shipowners, and charterers.  Within marine insurance, the two most common forms of insurance are hull and machinery (H&M) and protection and indemnity (P&I).  H&M covers the physical loss of or damage to the vessel arising from accidents, while P&I covers liabilities, losses, expenses and costs incurred in relation to injury or death.

Various insurers differ significantly in the coverages and options they provide.  Most shipowners and charterers rely on professional insurance brokers for advice to make an informed decision on the choice of insurer and coverage that will suit their needs.  Insurance brokers represent the insured in negotiating and placing insurances with the insurers. Brokers generate revenue primarily from commissions and fees on insurance calls and premiums.  Revenue is also generated from interest on calls and premiums held before remittance to the insurers and on claims held before payment to the insured.  Commission revenue varies based on the calls and premiums on the policies that are placed on behalf of clients.  When call and premium rates in the market rise, revenue for brokers increases, and revenue declines when call and premium rates decline.  The standard rate of commission for an insurance broker is approximately 10% on the call or premium of the insurance placed.

In addition, as part of the brokerage service, the brokers have a duty to make claims for their clients.  In doing so, they appraise the merits of the claim, devise a strategy for the claim and submit it to the insurer at the right place and in the correct form.

GOVERNMENT REGULATION

There are currently restrictions on international insurers covering China-flagged vessels for H&M insurance but not for P&I insurance.

ALCO’s subsidiaries, Andrew Liu & Co. Ltd and Chang An Consultant Ltd, as members of Hong Kong Confederation of Insurance Brokers (“HKCIB”), must comply with the minimum requirements specified by the Insurance Authority under Section 70(2) of the Insurance Companies Ordinance of Hong Kong.  The minimum requirements specified by the Insurance Authority (“IA”) under Section 70(2) of the Insurance Companies Ordinance are:

(a)

To maintain paid up share capital or minimum net assets of HK$ 100,000

(b)

To maintain adequate accounting records to reflect the transactions of its business

(c)

To maintain client accounts in accordance with the minimum requirements specified by the IA under Section 70(2) of the Ordinance

(d)

To maintain a professional indemnity insurance policy in accordance with the minimum requirements specified by the IA under Section 70(2) of the ordinance.

CUSTOMERS AND MARKETING

While members of the senior management regularly appear at industry-targeted functions and speak at seminars organized for the shipping industry, ALCO believes that the best marketing channel is by word-of-mouth and clients’ referrals based on quality of service and results in providing a solution to difficult claims.  The very close-knit nature of the Chinese shipping community places ALCO in a good position.  This strategy has so far proven to be effective.

ALCO has a customer retention rate of over 90%. In 2005, ALCO had over 200 customers, and its major customers were mainly from PRC.  ALCO obtains new clients through the channels of existing clients or sub-brokers.

COMPETITION

ALCO’s major competitors are large US insurance brokers such as Aon, Marsh and Willis, who provide a wide range of insurances and are not focused on marine insurance.  These competitors are much larger than ALCO and have access to significantly more financial resources than ALCO.  However, these competitors are international companies who focus on many different types of insurance.  AL Marine is one of the few insurance providers that specialize in the marine insurance business.

Competition for business is intense in all of ALCO’s business lines and in every insurance market, and other providers of global risk management services have substantially greater market shares than ALCO does. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business.  Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

EMPLOYEES

At the time of this report, ALCO had 23 employees, including 12 in operations and 11 in general and administrative functions.

PROPERTY AND FACILITIES

ALCO rents its facilities.  As of December 31, 2005, ALCO leased approximately 4,536 square feet of office space for its operations. Its current leased properties are:

Location	Size	Description	Expiration of Lease

Central, Hong Kong	2,500 sq.ft	Headquarters	December 31, 2006

Shanghai, China	2,036 sq.ft	Office	December 31, 2006

ALCO’s current total monthly rental payment is approximately US$14,200.

REPORTS TO SECURITY HOLDERS

ALCO is subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly, files reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although ALCO may not be obligated to deliver an annual report to its shareholders, it intends to voluntarily send such a report, including audited financial statements, to its shareholders each year.  The public may read and copy any materials ALCO files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address is http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, including statements in the following discussion, which are not statements of historical fact, are what are known as “forward-looking statements,” which are basically statements about the future.  For that reason, these statements involve risk and uncertainty since no one can accurately predict the future.  Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement.  Such forward-looking statements include statements concerning ALCO’s plans and objectives with respect to the present and future operations of ALCO, and statements which express or imply that such present and future operations will or may produce revenues, income or profits.  Numerous factors and future events could cause ALCO to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits.  Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report and in ALCO’s other filings with the Securities and Exchange Commission.  No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

Revenue: Revenue for the year ended December 31 2005, was $3,005,350 as compared to $1,861,114 for the same period in 2004. The increase of $1,144,236 or approximately 61% was due to a substantial increase in growth of our customer base and market share.

Net Income before tax and minority interest: Net income before tax and minority interest for the year ended December 31, 2005 was $1,286,836 compared to $26,937 for the whole year of 2004.  The increase in the profit from operations was primarily due to an increase business as well as a reduction of total expenses during the year.

Operating expenses: Total operating expenses were $1,754,819 for year ended December 31, 2005, as compared to $1,864,473 for the same period in 2004.  The decrease of $109,654 or 6% was due to 2 factors: (1) Decrease of $807,378 of compensation expense, which was fully reflected in the director’s remuneration during the year. (2) Increase of $697,724 of expenses in the area of staff cost, rent, and other expense which was related to revenue growth, as well as legal & professional fee which was related to company restructure. We anticipate that our operating expenses will increase in future periods, as we increase sales and marketing operations, and fulfill our obligation as a reporting company under the Exchange Act.

Three Month Period Ended March 31, 2006 Compared to Three Month Period Ended March 31, 2005

Revenue:   Revenue for the three month period ended March 31, 2006 was $847,132 compared to $718,743 for the three month period ended March 31, 2005.  The increase of approximately 18% was due to increased in growth of our customer base and market share.

Net income before tax and minority interest:  Net income for the three month period ended March 31, 2006 was $507,843.  Net income for the three month period ended March 31, 2005 was $464,091.  The increase in the profit from operations was primarily due to increased business.

Operating expenses:  The operating expenses for the three month period ended March 31, 2006 were $369,381, and the operating expenses for the three month period ended March 31, 2005 were $260,027.   The increase was primarily due to increases in salaries and rent, with a decrease in bad debt expenses.

LIQUIDITY AND CAPITAL RESOURCES

We maintained cash of $2,970,056 as of December 31, 2005 and working capital of approximately $1.4 million as of that date.  As of March 31, 2006, we had cash on hand (including cash in the bank) of approximately $3,093,705.

As of December 31, 2005, commissions receivable was $139,320 as compared to $188,496 for the same period in 2004. As of December 31, 2005, trade accounts payable and claims payable were $803,407 and $534,636, respectively, as compared to December 31, 2004 balances of $447,607 and $520,352. Each of these changes was due to the timing of commissions received from customers and the timing of making payments to insurer and claimants in relation to the year end.  As of March 31, 2006, commissions receivable was $326,935, trade accounts payable and claims payable were $306,703 and $740,596 respectively.

Working capital (measured by current assets less current liabilities) at December 31, 2005, was $1,400,125, and at December 31, 2004, was $455,119. This increase was primarily due to cash provided by operations for the year ended December 31, 2005.  Working capital was $1,796,549 as of March 31, 2006.

For the year ended December 31, 2005, cash provided by operating activities totaled $1,496,980. The receipt of funds was primarily due to net income for the year plus a decrease in commissions receivable and other receivables as well as an increase in trade accounts payable, claims payable, amount due to director, others payable and accrued expenses, partially offset by an increase in deposits and prepayments.  For the three months ended March 31, 2006, cash provided by operating activities totaled $203,057.

For the year ended December 31, 2005, cash used in investing activities amounted to $19,594. The use of funds was for the purchase of office equipment.  For the three month period ended March 31, 2006, cash used in investing activities amounted to $50,153.

For the year ended December 31, 2005, cash used in financing activities amounted to $33,663 which was due to an increase in dividends paid to a minority shareholder, repayment of obligations under a finance lease, repayment of shareholders’ loan, repayment from a director’s loan and overdraft from bank.   Cash used in financing activities for the three months ended March 31, 2006 amounted to $29,256.

For the year ended December 31, 2005, the Group’s balance sheet reflects current and total assets of $3,211,697 and total current liabilities of $1,712,503. The Group has bank and cash equivalents of approximately $2,970,056 as of 31 December 2005. The Group has sufficient funds to satisfy its financial commitments and working capital requirements for the next twelve months.  During the year-end, the Group had $17,904 of commitments for capital expenditures and off-balance sheet arrangements as well as lease commitments of $15,384.

For the three month period ended March 31, 2006, the Company’s balance sheet (unaudited) reflects current and total assets of $3,544,803 and total current liabilities of $1,624,091.  The Company has cash and cash equivalents of approximately $3,093,705 as of March 31, 2006.

CRITICAL ACCOUNTING POLICIES

Estimates And Assumptions

In preparing financial statements that conform to generally accepted accounting principles, management makes estimates and assumptions that may affect the reported amount of assets and liabilities.  Actual results could differ from these estimates.  Particularly, the areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

Earnings (Loss) Per Share

The Earnings/ (loss) per share is determined by dividing the net earnings (loss) by the weighted average number of outstanding shares during that period.

Currency

ALCO uses the Hong Kong dollar as its currency. The exchange rate for HK$ to US dollars has varied by very little during 2005, 2004, 2003 and 2002. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.  There were no material gains or losses recognized as a result of translating foreign currencies to the U.S. or Hong Kong dollar.  No assurance can be given as to the future value of foreign currency and how fluctuations in such value could affect ALCO’s earnings.

The balance sheets of Andrew Liu & Co Ltd and Chang An Consultants Ltd were translated at year-end exchange rates. Income and expenses were translated at exchange rates in effect during the year, substantially the same as the year-end rates.

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed, and the Company can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. The Company keeps a policy cancellation reserve fund to use if policies are cancelled.  Subsequent commission adjustments are recognized upon notification from the insurance companies. Fee income is recognized as services are rendered.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public trading market and we have not applied for listing or quotation on any public trading market.  There is no assurance that any public market will be established or will develop for ALCO’s shares.

As of the date of this prospectus, we have a total of 10,000,000 shares of common stock issued and outstanding which are held by a total of 36 holders of record.   All such shares constitute

“restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933.  A total of 233,520 of such shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, the holders of 215,000 of such shares are held by persons who may be deemed to have been promoters or affiliates of the Company prior to the share exchange in December, 2005, and may not be permitted to sell shares in reliance on Rule 144.  An SEC staff interpretation issued in January, 2000, indicated that Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies because such persons may be considered to be underwriters.  The  extent the holders of these 215,000 shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

We currently have no securities authorized for issuance under any equity compensation plans.  We have never declared any cash dividends on our common stock and do not anticipate declaring dividends in the foreseeable future.

TRANSFER AGENT

The Company’s transfer agent is Liberty Transfer Co., 274B New York Avenue, Huntington, NY  11743.

AVAILABLE INFORMATION

ALCO is subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, ALCO files reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which ALCO filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

EXPERTS

The Company’s financial statements, which include the balance sheet as of December 31, 2005, and the related statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2005, included in this prospectus are reliant on the audit report of Kempisty & Company, Certified Public Accountants P.C., independent certified public accountants, given on the authority of that firm’s opinion based on their expertise in accounting and auditing.

The Company’s financial statements for the fiscal year ended December 31, 2004, which include the balance sheet as of December 31, 2004, and the related statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2004, included in this prospectus are reliant on the audit report of Child, Sullivan & Company, Certified Public Accountants P.C., independent certified public accountants, given on the authority of that firm’s opinion based on their expertise in accounting and auditing.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation awarded to, earned by, or paid to any of ALCO’s officers and directors for all services rendered to ALCO and its consolidated subsidiaries, in all capacities for the fiscal years ended December 31, 2002, 2003, 2004 and 2005.

Name and Principal Position	Year	Salary	Other Compensation
Andrew Liu, Chairman	2002 2003 2004 2005	8,757 4,482 4,482 64,561	228,308 (1) 333,938 (2) 459,427 (3) 10,356 (4)
John Liu, Director	2002 2003 2004 2005	13,719 14,695 14,949 55,371	74,686 (5) 119,070 (6) 89,132 (7) 65,592 (8)
Yip Kam Ming, CFO	2002 2003 2004 2005	- - - 17,270	- - - 385 (9)

(1)

Includes dividends of $228,020 paid by a subsidiary and Mandatory Provident Fund contributions of $288.

(2)

Includes dividends of $333,938 paid by Company subsidiaries

(3)

Includes dividends of $459,427 paid by Company subsidiaries

(4)

Includes expense reimbursement of $9,475 and Mandatory Provident Fund contributions of $881

(5)

Includes expense reimbursement of $74,000 and Mandatory Provident Fund contributions of $686

(6)

Includes dividends of $42,450 paid by a subsidiary, expense reimbursement of $75,795 and Mandatory Provident Fund contributions of $735.

(7)

Includes dividends of $25,000 paid by a subsidiary, expense reimbursement of $63,385 and Mandatory Provident Fund contributions of $747

(8)

Includes expense reimbursement of $64,400 and Mandatory Provident Fund contributions of $1,192

(9)

Includes Mandatory Provident Fund contributions of $385

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS   MARCH 31, 2006 (UNAUDITED)  31

CONSOLIDATED BALANCE SHEET  (UNAUDITED)

32

CONSOLIDATED STATEMENTS OF OPERATIONS  (UNAUDITED)

33

CONSOLIDATED STATEMENTS OF CASH FLOWS  (UNAUDITED)

34

NOTES TO FINANCIAL STATEMENTS

35

CONSOLIDATED FINANCIAL STATEMENTS   DECEMBER 31, 2005

45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

47

CONSOLIDATED BALANCE SHEET

48

CONSOLIDATED STATEMENTS OF OPERATIONS

49

CONSOLIDATED STATEMENTS OF CASH FLOWS

50

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

51

NOTES TO FINANCIAL STATEMENTS

52

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006 (UNAUDITED)

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(UNAUDITED)

March 31,
2006
ASSETS
Current Assets:
Cash and cash equivalents (Note 3)	$3,093,705
Commissions receivable, net (Note 4)	326,935
Total current assets	3,420,640

Property, plant and equipment, net (Note 5)	74,169

Other assets
Deposit and prepayment	48,127
Receivable from a sub-broker	1,867
Total other assets	49,994

Total Assets	$3,544,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank over draft (Note 6)	$42,289
Trade accounts payable	306,703
Claims payable	740,596
Other payable (Note 10)	187,162
Accrued expenses	33,769
Due to shareholders (Note 7)	(192)
Due to directors (Note 8)	89,855
Income tax payable	223,909
Total Current Liabilities	1,624,091

Minority interest	16,849

Commitments and contingencies (Note 13)	-

Stockholders' Equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001, 50,000,000 shares authorized;
10,000,000 shares issued and outstanding as of March 31, 2006	10,000
Additional Paid-in capital	10,513
Retained earnings	1,883,350
Stockholders' Equity	1,903,863
Total Liabilities and Stockholders' Equity	$3,544,803

See Notes to Financial Statements

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2006	2005

Revenues
Commission income	$847,132	$713,914
Consulting income	-	4,829
Total revenues	847,132	718,743

Operating Expenses
Salaries	168,093	85,242
Travel expenses	41,943	39,812
Rents	85,904	52,626
Bad debt expenses	-	17,450
Depreciation	3,617	6,185
Exchange loss (gain)	2,264	460
Other general and administrative	67,560	58,252
Total Operating Expenses	369,381	260,027

Income (Loss) from Operations	477,751	458,716

Other Income (Expense)
Revenue from website advertising	14,000	-
Other income	4,236	4,881
Interest income	13,047	1,714
Interest expense	(1,191)	(1,220)
Total operating expenses	30,092	5,375

Income (Loss) before provision
for Income Taxes and Minority Interest	507,843	464,091

Provision for Income Taxes	86,325	83,378

Income (loss) before Minority Interest	421,518	380,713

Minority Interest	9,158	10,826

Net Income (Loss)	$412,360	$369,887

Basic and fully diluted earnings per share	$0.04	$0.04

Weighted average shares outstanding	10,000,000	10,000,000

See Notes to Financial Statements.

 ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2006	2005
Operating Activities
Net income (loss)	$412,360	$369,887
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation	3,617	6,185
Minority interest (income)	9,158	10,826
Adjustment of minority interest
Changes in operating assets and liabilities:
(Increase)/Decrease in commission receivable (net)	(187,615)	(205,871)
(Increase)/Decrease in deposit and prepayment	21,442	-
(Increase)/Decrease in other receivable	-	(65,340)
Increase/(Decrease) in accounts payable	(496,705)	196,333
Increase/(Decrease) in claims payable	205,961	(106,583)
Increase/(Decrease) in other payable	155,514	4,854
Increase/(Decrease) in accrued expenses	(7,000)	(2,072)
Increase/(Decrease) in income tax payable	86,325	68,262
Net cash provided by operating activities	203,057	276,481

Investing Activities
Purchase of fixed assets	(50,153)	(810)
Net cash (used) by investing activities	(50,153)	(810)

Financing Activities
Bank overdraft	-	44,162
Repayment of bank overdraft	(3,614)	-
Loan from obligations under finance leases	-	(4,242)
Repayment of shareholders' loan	(25,642)	(66,666)
Loan from directors	-	13,039
Net cash provided (used) by financing activities	(29,256)	(13,707)

Increase in cash	123,649	261,964

Cash at beginning of period	2,970,056	1,526,333
Cash at end of period	$3,093,705	$1,788,297

Supplemental Disclosures of Cash Flow Information:
Cash paid (receive) during year for:
Interest	$1,191	$1,220
Income taxes	$-	$15,116
See Notes to Financial Statements.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 1-

ORGANIZATION AND OPERATIONS

Description of Business

ALCO, Inc., (the "Company") was incorporated under the laws of the State of Nevada on June 7, 1999 as Seahorse, Inc. and changed its name to Lotus Capital Corp. on September 20, 2004.  The Company changed its name to ALCO, Inc. on January 7, 2006.

The Company is principally engaged in the marine insurance brokerage business in the Asia Pacific region, through its wholly owned subsidiary, AL Marine Holdings (BVI), Ltd., a British Virgin Islands corporation ("AL Marine").

Under the terms of the Agreement for the Share Exchange, Lotus has agreed to acquire all of the issued and outstanding stock of AL Marine and $50,000 in a share exchange transaction, in return for the issuance of 9,766,480 shares of stock of Lotus. Upon closing under the Agreement for Share Exchange, AL Marine would become a wholly-owned subsidiary of Lotus.

AL Marine is the 100% owner of Andrew Liu and Co., Ltd., a corporation principally engaged in the business of marine insurance brokerage in Asia.  AL Marine owns 60% of Chang An Consultants Ltd., a joint venture with China Changjiang National Shipping Corporation (“CSC Group”) that serves as a vehicle for the provision of marine insurance brokerage and other marine business services by AL Marine.  AL Marine owns 85% of EduShipAsia Ltd.  In 2005 and 2004, EduShipAsia Ltd. was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) ("ICS") to set up ICS's first distant learning center in Shanghai, PRC.

ALCO, Inc. and AL Marine are hereafter collectively referred to as the Company.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 1-

ORGANIZATION AND OPERATIONS (continued)

Control by Principal Stockholders

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding share capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of the Company's assets.

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in Hong Kong,  a Special Administrative Region of the People's Republic of China ("PRC"), and its revenues are derived from its operations therein.  The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Hong Kong Accounting Standard" ("HKAS").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the HKAS. The difference between HKAS accounts of the Company and its US GAAP financial statements is immaterial.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company maintains its books and accounting records in Hong Kong dollar ("HK$"), which is determined as the functional currency.  Assets and liabilities of the Company are translated at the prevailing exchange rate at each year-end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash.  Exposure to losses on receivables is dependent on each customer's financial condition.  The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results, when ultimately realized could differ from those estimates.

Significant Estimates

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed and the Company can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. The policy cancellation reserve is periodically evaluated and adjusted as necessary. Subsequent commission adjustments are recognized upon notification from the insurance companies. Commission revenues are reported net of commissions paid to sub-brokers. Consulting income is recognized as services are rendered.

Cash and Cash Equivalents

The Company invests idle cash primarily in money market accounts, certificates of deposit and short-term commercial paper. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

Commissions Receivable

Commissions receivable are reported as net of commissions receivable from customers and premiums payable to respective insurers and commissions payable to sub-brokers, then less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The annual percentages applied are:
Motor vehicles	20%
Furniture and fixtures	15%
Office equipment	15%
Leasehold improvements	20%

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Payable and Claims Payable

In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit premiums is recorded as accounts payable and the obligation to remit claims and refunds is recorded as claims payable on the balance sheet.

Pension Costs

Mandatory contributions are made to the Hong Kong's Mandatory Provident Fund (MPF), based on a percentage of the employees' basic salaries.  The cost of these payments are charged to the profit and loss accounts as they become payable in accordance with the rule of the MPF Scheme.  The employer contributions vest fully with the employees when contributed into the MPF Scheme.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.  The effective tax rate was 17.5% in 2006 and 2005.

The Company did not provide any current or deferred income tax provision or benefit for any period presented to date because book income is substantially equal to taxable income, with only minor timing differences with regard to the depreciation of fixed assets. Management has determined that any deferred tax asset or liability is inconsequential, and not material to the financial statements.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at March 31, 2006, due to the relatively short-term nature of these instruments.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Interim Financial Information

The unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows as at March 31, 2006, and 2005, have been included.  Readers of these financial statements should note that the interim results for the three-month period ended March 31, 2006, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Related Party Transactions

The captions "Due from directors" and "Due from shareholders" represent loans receivable that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore are not considered current assets. The captions "Due to directors" and  "Due to shareholders" represent loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.

The Company rents office space in Hong Kong and Shanghai from a company owned by directors of the Company.

Foreign Currency and Other Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Hong Kong dollar (HK$). The financial statements are translated into US dollars from HK$ at period end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The Hong Kong Monetary Authority (HKMA), Hong Kong's central bank, maintains a Linked Exchange Rate System since 1983. The HKMA operates Convertibility Undertakings on both the strong side and the weak side of the Linked Rate of US$1: HK$7.8.  In fact, the exchange rate for HK$ to US dollars has varied by only 100ths during the period of 2006 and 2005. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

Foreign currency transactions are those that required settlement in a currency other than HK$. Gain or loss from foreign currency transactions, or exchange loss, are recognized in income in the period they occur.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Reverse stock split

On August 11, 2005, our Board of Directors approved a 10-for-1 reverse stock split of our outstanding shares of capital stock.  The reverse stock split became effective on September 26, 2005.  All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of March 31, 2006, there are no potentially dilutive securities issued and outstanding.

Note 3-

CASH AND CASH EQUIVALENTS

Cash consists of the following:	March 31,
2006

Cash on hand	$303
Cash in Bank
Bank of America	3,087,994
Bank of China	5,408
$3,093,705

Note 4-

COMMISSIONS RECEIVABLE

Commissions receivable consist of the following:	March 31,
2006

Commissions receivable	$421,461
Less: allowances for doubtful accounts	94,526
$326,935

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 5-

PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment consist of the following at March 31,2006:

Furniture and fixtures	$152,179
Office equipment	101,867
Leasehold improvements	86,311
340,356
Less: Accumulated depreciation	266,187
$74,169
Depreciation expense for the three months ended March 31, 2006 and 2005 was $3,617 and $6,185, respectively.

Note 6-

BANK OVERDRAFT

The Bank Over Draft consist of the following as of March 31, 2006:

	Loan		Monthly
Financial Institutions	Amount	Duration	Interest Rate	Collateral *
United Oversea Bank		Repayable on demand	3% over Prime Lending rate
$12,821
		Repayable on demand	2% over Prime Lending rate
29,468
$42,289

(*) Pledged of GBP 26,000 certificate of deposit (CD) in the name of third parties and Personal guarantee for $12,821 signed by third parties

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 7-

DUE TO SHAREHOLDERS

Due to shareholders consist of the following:	March 31,
2006

Chiang Wei Heng Henry	$(128)
Chin Tsu- Kuang	(64)
$(192)

Note 8-

DUE TO DIRECTORS

Due to directors consist of the following:	March 31,
2006

Andrew Liu Fu Kang	$89,855
$89,855

Note 9-

RELATED PARTY TRANSACTION

The Company rents office space in Hong Kong and Shanghai from companies owned by directors of the Company. The relevant rent expenses consist of following:
		March 31,
		2006	2005
Location	Landlord

HK Office Room 501 and 502A	Fortune Ocean Ltd	$26,308	$27,835
HK Office Room 502B	Fortune Ocean Ltd	8,308	-
Shanghai Office and quarter	Fortune Ocean and Andrew
		15,385	-
	First Pacific Development Ltd
Director (Andrew) quarter		5,000	-
		$55,000	$27,835

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 10-

OTHER PAYABLE

Other payable consist of the following:	March 31,
2006

Customer Deposit	$176,562
Deposit for lease payable	10,600
$187,162

Note 11-

INCOME TAXES

The Company's effective tax rate for the years ended March 31, 2006 and 2005 was 17.50%.

The provisions for income taxes for each of the two years ended March 31, 2006 and 2005 are summarized as follows:

Hong Kong only:	2006	2005

Current	$86,325	$83,378
Deferred	-	-
	$86,325	$83,378

Note 12-

COMMON STOCK

During the quarter ended September 30, 2005, the Company issued 100,000 shares of common stock in reliance upon exemptions from registration under the Securities Act of 1933.  The shares were issued to Mid-Continental Securities Corporation on or about August 5, 2005, for total consideration of $40,000, or $0.40 per share.  The consideration included cash advances of $20,000 made by Mid-Continental Securities Corporation for payment of on-going legal, accounting and operational expenses, and services valued at $20,000 in conjunction with completing a name change, preparation and filing of a registration statement on Form 10 - SB under the Securities Act of 1934, and preparation and filing of required periodic under the Securities Exchange Act of 1934.   The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D adopted under the Securities Act of 1933.

Note 13-

COMMITMENTS AND CONTINGENCIES

The Company's business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company's results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

ALCO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037          PHONE: (801) 927-1337 FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED

Hong Kong

We have audited the accompanying statements of operations, stockholders’ equity and cash flows of ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED (predecessor companies of ALCO, INC.) for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company

Kaysville, Utah

November 2, 2005

KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

ALCO, Inc.

F/K/A Lotus Capital Corp.

We have audited the accompanying consolidated balance sheet of ALCO, Inc. f/k/a Lotus Capital corp. as of December 31, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALCO, Inc. at December 31, 2005, and the results of its' operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Kempisty & Company

Certified Public Accountants PC

New York, New York

February 28, 2006

ALCO, INC.

CONSOLIDATED BALANCE SHEET

December 31,
2005
ASSETS
Current Assets:
Cash and cash equivalents (Note 3)	$2,970,056
Commissions receivable, net (Note 4)	139,320
Prepaid taxes	3,252
Total current assets	3,112,628

Property, plant and equipment, net (Note 5)	27,633

Other assets
Deposit and prepayments	69,569
Other receivable	1,867
Total other assets	71,436

Total Assets	$3,211,697

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank over draft (Note 6)	$45,903
Trade accounts payable	803,407
Claim payable	534,636
Other payable	31,648
Accrued expenses	40,769
Due to shareholders (Note 7)	25,449
Due to directors (Note 8)	89,855
Income tax payable	140,836
Total Current Liabilities	1,712,503

Minority interest	7,691

Commitments and contingencies (Note 13)	-

Stockholders' Equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001, 50,000,000 shares authorized;
10,000,000 shares issued and outstanding as of December 31, 2005	10,000
Additional Paid-in capital	10,513
Retained earnings	1,470,990
Stockholders' Equity	1,491,503
Total Liabilities and Stockholders' Equity	$3,211,697
See Notes to Financial Statements

ALCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2005	2004

Revenues
Commission income	$2,993,075	$1,818,484
Consulting income	12,275	42,630
Total revenues	3,005,350	1,861,114

Operating Expenses
Salaries	498,279	220,994
Travel expenses	220,700	128,158
Rents	266,230	347,990
Compensation expenses (Note 10)	-	807,378
Bad debt expenses	130,730	98,273
Depreciation	24,861	31,330
Exchange loss(gain)	(7,466)	2,069
Other general and administrative	621,485	228,281
Total Operating Expenses	1,754,819	1,864,473

Income (Loss) from Operations	1,250,531	(3,359)

Other Income (Expense)
Interest income	23,250	939
Other	18,182	44,642
Interest expense	(5,127)	(15,285)
Total operating expenses	36,305	30,296

Income (Loss) before provision
for Income Taxes and Minority Interest	1,286,836	26,937

Provision for Income Taxes	294,190	(147,119)

Income (loss) before Minority Interest	992,646	(120,182)

Minority Interest	(27,344)	2,654

Net Income (Loss)	$965,302	$(117,528)

Basic and Fully Diluted Earnings per Share	$0.10	$(0.01)

Weighted average shares outstanding	10,000,000	10,000,000

ALCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2005	2004
Operating Activities
Net income (loss)	$965,302	$(117,528)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation	24,861	31,330
Minority interest (income)	27,344	(2,654)
Adjustment of minority interest		192
Changes in operating assets and liabilities:
(Increase)/Decrease in commission receivable (net)	49,176	109,871
(Increase)/Decrease in deposit and prepayment	(57,185)	35,349
(Increase)/Decrease in other receivable	29,921	98,688
Increase/(Decrease) in accounts payable	355,800	195,878
Increase/(Decrease) in claims payable	14,284	110,390
Increase/(Decrease) in other payable	18,955	(7,453)
Increase/(Decrease) in accrued expenses	32,710	(64,236)
Increase/(Decrease) in due to directors	35,812	81,702
Net cash provided by operating activities	1,496,980	471,529

Investing Activities
Purchase of fixed assets	(19,594)	(8,020)
Net cash (used) by investing activities	(19,594)	(8,020)

Financing Activities
Overdraft from bank	45,903	-
Dividend paid to minority shareholders	(25,641)	-
Repayment of obligations under finance leases	(14,139)	(16,967)
Loan from shareholders	-	52,625
Repayment of shareholders' loan	(57,692)	-
Loan to directors	-	(60,636)
Repayment from directors' loan	17,906	-
Loan from related parties	-	349,869
Net cash provided (used) by financing activities	(33,663)	324,891

Increase in cash	1,443,723	788,400

Cash at beginning of period	1,526,333	737,933
Cash at end of period	$2,970,056	$1,526,333

Supplemental Disclosures of Cash Flow Information:
Cash paid (receive) during year for:
Interest	$5,127	$15,285
Income taxes	$258,376	$65,417

See Notes to Financial Statements.

ALCO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

					Accumulated
	Common Stock		Additional	Retained	Other
	$0.001 Par Value		Paid-in	Earnings	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total

Balances at January 1, 2004	133,520	$133	$3,962	$(5,249)	$-	$(1,154)

Premerger stock issuance
in 2005	100,000	100	39,900	-	-	40,000

Common stock issued for
acquisition of AL Marine
Holdings (BVI), Ltd.
reverse merger	9,766,480	9,767	(33,349)	628,465	-	604,883

Net loss	-	-	-	(117,528)	-	117,528)

Balances at December 31, 2004	10,000,000	10,000	10,513	505,688	-	526,201

Net income	-	-	-	965,302	-	965,302

Balances at December 31, 2005	10,000,000	$10,000	$10,513	$1,470,990	$-	$1,491,503

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 -

ORGANIZATION AND OPERATIONS

Description of Business

ALCO, Inc., (the "Company") was incorporated under the laws of the State of Nevada on June 7, 1999 as Seahorse, Inc. and changed its name to Lotus Capital Corp. on September 20, 2004.  The Company changed its name to ALCO, Inc. on January 7, 2006.

The Company is principally engaged in the marine insurance brokerage business in the Asia Pacific region, through its wholly owned subsidiary, AL Marine Holdings (BVI), Ltd., a British Virgin Islands corporation ("AL Marine").

Under the terms of the Agreement for the Share Exchange, Lotus has agreed to acquire all of the issued and outstanding stock of AL Marine and $50,000 in a share exchange transaction, in return for the issuance of 9,766,480 shares of stock of Lotus. Upon closing under the Agreement for Share Exchange, AL Marine would become a wholly-owned subsidiary of Lotus.

AL Marine is the 100% owner of Andrew Liu and Co., Ltd., a corporation principally engaged in the business of marine insurance brokerage in Asia.  AL Marine owns 60% of Chang An Consultants Ltd., a joint venture with China Changjiang National Shipping Corporation (“CSC Group”) that serves as a vehicle for the provision of marine insurance brokerage and other marine business services by AL Marine. AL Marine owns 85% of EduShipAsia Ltd. In 2005 and 2004, EduShipAsia Ltd was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) (“ICS ”) to set up ICS’s first distant learning centre in Shanghai, PRC.

As a result of the Agreement, the transaction was treated for accounting purposes as a capital transaction and reverse merger by the accounting acquirer (Alco) and as a reorganization of the accounting acquiree (Lotus). Accordingly, the financial statements include the following:

The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost; and

The statements of operations include the operations of the acquirer for the years presented and the operations of the acquiree from the date of the merger.

ALCO, Inc. and AL Marine are hereafter referred to as the Company.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 -

ORGANIZATION AND OPERATIONS (continued)

Control by Principal Stockholders

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding share capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of the Company's assets.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in Hong Kong,  a Special Administrative Region of the People's Republic of China ("PRC"), and its revenues are derived from its operations therein.  The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Hong Kong Accounting Standard" ("HKAS").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the HKAS.  The difference between HKAS accounts of the Company and its US GAAP financial statements is immaterial.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 -

SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company maintains its books and accounting records in Hong Kong dollar ("HK$"), which is determined as the functional currency.  Assets and liabilities of the Company are translated at the prevailing exchange rate at each year-end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash.  Exposure to losses on receivables is dependent on each customer's financial condition.  The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results, when ultimately realized could differ from those estimates.

Significant Estimates

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 -

SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed and the Company can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. The policy cancellation reserve is periodically evaluated and adjusted as necessary. Subsequent commission adjustments are recognized upon notification from the insurance companies. Commission revenues are reported net of commissions paid to sub-brokers. Fee income is recognized as services are rendered.

Cash and Cash Equivalents

The Company invests idle cash primarily in money market accounts, certificates of deposit and short-term commercial paper. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

Commissions Receivable

Commissions receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.  The annual percentages applied are:

Motor vehicles

20%

Furniture and fixtures

15%

Office equipment

15%

Leasehold improvements

20%

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 -

SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Payable and Claims Payable

In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit premiums is recorded as accounts payable and the obligation to remit claims and refunds is recorded as claims payable on the balance sheet.

Pension Costs

Mandatory contributions are made to the Hong Kong's Mandatory Provident Fund (MPF), based on a percentage of the employees' basic salaries.  The cost of these payments are charged to the profit and loss accounts as they become payable in accordance with the rule of the MPF Scheme.  The employer contributions vest fully with the employees when contributed into the MPF Scheme.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.  The effective tax rate was 17.5% in 2005 and 2004.

The Company did not provide any current or deferred income tax provision or benefit for any period presented to date because book income is substantially equal to taxable income, with only minor timing differences with regard to the depreciation of fixed assets. Management has determined that any deferred tax asset or liability is inconsequential, and not material to the financial statements.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2005, due to the relatively short-term nature of these instruments.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Related Party Transactions

The captions "Due from directors" and "Due from related companies" represent loans receivable that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore are not considered current assets. The related companies are owned by directors of the Company.

The captions "Due to director" and "Due to related company" represent loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. The related company is a development company owned by directors of the Company.

The Company rents office space in Hong Kong and Shanghai from a company owned by directors of the Company.

Foreign Currency and Other Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Hong Kong dollar (HK$). The financial statements are translated into US dollars from HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The Hong Kong Monetary Authority (HKMA), Hong Kong's central bank, maintain a Linked Exchange Rate System since 1983. The HKMA operates Convertibility Undertakings on both the strong side and the weak side of the Linked Rate of US$1:HK$7.8.  In fact, the exchange rate for HK$ to US dollars has varied by only 100ths during 2005 and 2004. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

Foreign currency transactions are those that required settlement in a currency other than HK$. Gain or loss from foreign currency transactions, or exchange loss, are recognized in income in the period they occur.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Since the Company's common stock currently does not trade, the dilutive effect of any warrants or convertible notes outstanding cannot be determined.

Note 3 - CASH

Cash consist of the following:	December 31,
2005

Cash on hand	$4,062
Cash in Bank
Bank of America	2,961,581
Bank of China	4,413

$2,970,056

Cash balances are held principally at one financial institution and are not insured.  The Company believes it mitigates its risk by investing in or through major financial institutions.  Recoverability is dependent upon the performance of the institution.

Note 4 - COMMISSIONS RECEIVABLE

Commissions receivable consist of the following:	December 31,
2005

Commissions receivable	$240,940
Less: allowances for doubtful accounts	101,620
$139,320

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 5 - PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment consists of the following at December 31,2005:

Furniture and fixtures				$144,212
Office equipment				87,424
Leasehold improvements				58,567
				290,203
Less: Accumulated depreciation				262,570
				$27,633

Depreciation expense for the years ended December 31, 2005 and 2004 was $24,861 and $31,330 respectively.

Note 6 - BANK OVER DRAFT

The Bank Over Draft consists of the following as of December 31, 2005:

	Loan		Monthly
Financial Institutions	Amount	Duration	Interest Rate	Collateral *
United Oversea Bank		Repayable on demand	3% over Prime Lending rate
	12,821
		Repayable on demand	2% over Prime Lending rate
	33,082
	$45,903

(*) Pledged of GBP 26,000 fixed deposit in the name of 3rd parties and Personal guarantee for HK$100,000 signed by 3rd parties

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 - DUE TO SHAREHOLDERS

Due to shareholders consist of the following:			December 31,
			2005

CSC Enterprises Development (HK) Co Ltd			$25,641
Chiang Wei Heng Henry			(128)
Chin Tsu- Kuang			(64)
			$25,449

Note 8 - DUE TO DIRECTORS

Due to directors consist of the following:			December 31,
			2005

Andrew Liu Fu Kang			$89,855
John Liu Shou Kang			-
			$89,855

Note 9 - RELATED PARTY TRANSACTION

The Company rents office space in Hong Kong and Shanghai on an annual basis from companies owned by directors of the Company. The relevant rent expenses consist of following:
		December 31,
		2005	2004
Location	Landlord

HK Office Room 501 and 502A	Fortune Ocean Ltd	$105,231	$111,433
HK Office Room 502B	Fortune Ocean Ltd	8,308	-
Shanghai Office and quarter	Fortune Ocean and Andrew
		46,154	100,000
	First Pacific Development Ltd
Director (Andrew) quarter		9,475	-
		$169,168	$211,433

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 - COMPENSATION EXPENSES

The Company's officers and directors are also shareholders of the Company. Traditionally, the Company has paid a dividend rather than salaries and wages as compensation for services rendered.  This dividend is considered a bonus compensation expense for accounting purposes.  In the future, the Company plans to compensate the officers with salaries and wages rather than the dividend. Dividends (bonuses) paid for 2005 and 2004 are as follows:

Compensation expenses consist following:	December 31,
	2005	2004

Andrew Liu Fu Kang	$-	$459,427
John Liu Shou Kang	-	25,000
Madam Yap Swee May	-	289,618
CSC Enterprises Development (HK) Co Ltd	-	33,333
	$-	$807,378

Note 11 - INCOME TAXES

The Company's effective tax rate for the years ended December 31, 2005 and 2004 was 17.50%.

The provisions for income taxes for each of the two years ended December 31, 2005 and 2004 are summarized as follows:

Hong Kong only:	2005	2004

Current	$294,190	$147,119
Deferred	-	-
	$294,190	$147,119

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 12 - COMMON STOCK

During the quarter ended September 30, 2005, the Company issued 100,000 (1,000,000 pre-split) shares of common stock in reliance upon exemptions from registration under the Securities Act of 1933.  The shares were issued to Mid-Continental Securities Corporation on or about August 5, 2005, for total consideration of $40,000, or $0.40 ($0.04 pre-split) per share.  The consideration included cash advances of $20,000 made by Mid-Continental Securities Corporation for payment of on-going legal, accounting and operational expenses, and services valued at $20,000 in conjunction with completing a name change, preparation and filing of a registration statement on Form 10 - SB under the Securities Act of 1934, and preparation and filing of required periodic under the Securities Exchange Act of 1934.   The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D adopted under the Securities Act of 1933.

Note 13 - COMMITMENTS AND CONTINGENCIES

The Company's business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company's results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

Dealer Prospectus Delivery Obligation

Until ______ 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.751 of the Nevada Revised Statutes, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, ALCO has been informed that, in the opinion of the Securities and Exchange

Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ALCO will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering and assuming we do not pay brokerage commissions:

Type of Expense	Amount
Registration Fees	$321
Legal Fees	$20,000 (1)
Accounting Fees	$10,000 (1)
Miscellaneous	$10,000 (1)
Total	$40,321 (1)

(1)

Estimated

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price per Share
Mid-Continental Securities Corporation	August 5, 2005	100,000	$40,000	$0.40 (1)
Andrew Liu	December 9, 2005	6,203,668	Pursuant to share exchange	Pursuant to share exchange (2)
John Liu	December 9, 2005	2,553,935	Pursuant to share exchange	Pursuant to share exchange (2)
Mdm Yap S M	December 9, 2005	364,290	Pursuant to share exchange	Pursuant to share exchange (2)
Strong Win Limited	December 9, 2005	249,045	Pursuant to share exchange	Pursuant to share exchange (2)
Mid-Continental Securities Corp.	December 9, 2005	146,497	Pursuant to share exchange	Pursuant to share exchange (2)
Wilson Cheung	December 9, 2005	125,011	Pursuant to share exchange	Pursuant to share exchange (2)
Lam Wah	December 9, 2005	124,034	Pursuant to share exchange	Pursuant to share exchange (2)

(1)

During the quarter ended September 30, 2005, ALCO issued 100,000 shares of common stock in reliance upon exemptions from registration under the Securities Act of 1933.  The shares were issued to Mid-Continental Securities Corporation on or about August 5, 2005, for total consideration of $40,000, or $0.40 per share.  The consideration included cash advances of $20,000 made by Mid-Continental Securities Corporation for payment of on-going legal, accounting and operational expenses, and services valued at $20,000 in conjunction with completing a name change, preparation and filing of a registration statement on Form 10-SB under the Securities Act of 1934, and preparation and filing of required periodic under the Securities Exchange Act of 1934.   The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D adopted under the Securities Act of 1933.

(2)

On December 9, 2005, ALCO completed a share exchange with the shareholders of AL Marine, pursuant to which ALCO issued 9,766,480 shares of ALCO’s common stock to shareholders of AL Marine in exchange for all of the issued and outstanding shares of AL Marine.  The shares were issued in reliance upon an exemption from registration provided by Regulation S under the Securities Act of 1933 for offshore transactions.

EXHIBITS

2.1

Agreement for Share Exchange dated November 22, 2005, by and among LOTUS CAPITAL CORP., a Nevada corporation, AL MARINE HOLDINGS LTD., a British Virgin Islands corporation, and the Shareholders of AL MARINE (herein incorporated by reference from report on Form 8-K for report dated November 22, 2005 and filed with the Securities and Exchange Commission on December 9, 2005).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2005).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2005).

5.1

Opinion of Corporate Counsel *

10.1

Exclusive representative agreement between ALC and The Strike Club *

exh101.jpg

10.2

Agreement between EduShipAsia Ltd. and the Institute of Chartered Shipbrokers appointing EduShipAsia Ltd. as ICS’s exclusive agent in China *

exh102p1.jpg

exh102p2.jpg

exh102p3.jpg

exh102p4.jpg

21.1

List of Subsidiaries of ALCO, Inc. *

23.1

Consent of Certified Public Accountants from Kempisty & Company, CPAs, P.C. *

23.2

Consent of Certified Pub lic Accountants from Child, Sullivan & Company *

exh232.jpg

23.3

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

(3)

To file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Hong Kong on this 5th day of June, 2006.

ALCO, INC.

By: /s/ Andrew Liu

CEO and Chairman

Date: June 5, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Andrew Liu

CEO and Chairman

Date: June 5, 2006

By: /s/ John Liu

Director

Date: June 5, 2006

By: /s/ Yip Kam Ming

Chief Financial Officer

Date: June 5, 2006